UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2023

Udemy, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40956	27-1779864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 813-1710
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	UDMY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 2, 2023, Udemy, Inc. sent an email announcement to instructors announcing a planned reduction in instructor revenue share for its subscription offerings, which are derived as a percentage of total Udemy Business and consumer subscription revenues, from 25% today to 15% by 2026, with the first adjustment to 20% effective as of January 1, 2024. The email announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This filing and the exhibits incorporated by reference herein include forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties. All information provided herein is as of the date hereof, and the Company undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99	Letter to instructors, dated November 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UDEMY, INC.

Date:	November 2, 2023	By:	/s/ Ken Hirschman
Ken Hirschman General Counsel